UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 13, 2009
Date of Report (Date of earliest event reported)
WATSON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State of Incorporation)	001-13305 (Commission File Number)	95-3872914 (IRS Employer
Identification Number)
311 Bonnie Circle
Corona, California, 92880
(Address of principal executive offices) (Zip Code)
(951) 493-5300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 13, 2009, Watson Pharmaceuticals Inc. (the “Company”) entered into a second amendment (the “Amendment”) to its employment agreement with Thomas R. Russillo, the Company’s Executive Vice President and President, Generic Division. The Amendment extends Mr. Russillo’s employment agreement for an additional year to December 31, 2010. The Amendment also provides that Mr. Russillo will receive a lump sum severance payment, subject to standard withholdings or deductions, in an amount equal to either (i) if Mr. Russillo’s employment is terminated during 2009, 12 months base salary, plus Mr. Russillo’s target bonus for 2009, plus Mr. Russillo’s pro-rated bonus for 2009; or (ii) if Mr. Russillo’s employment is terminated during 2010, Mr. Russillo’s base salary for the remainder of 2010, plus Mr. Russillo’s target bonus for 2010. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     d. Exhibits

Exhibit No.	Description

10.1	Second Amendment to Key Employee Agreement between Watson Pharmaceuticals, Inc. and Thomas R. Russillo, dated as of August 13, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2009	By:	/s/ David A. Buchen
David A. Buchen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Key Employee Agreement between Watson Pharmaceuticals, Inc. and Thomas R. Russillo, dated as of August 13, 2009